                                                                   Exhibit 23.3



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 31, 1996 appearing on page 19 of Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
------------------------
Los Angeles, California

September 11, 1997